Exhibit 5.1

March 26, 2025

Beeline Holdings, Inc., f/k/a Eastside Distilling, Inc.

188 Valley Street, Suite 225

Providence, RI 02909

Att: Nicholas Liuzza, Jr.

Re:	Registration Statement on Form S-3
SEC File No. 333-284723

Ladies and Gentlemen:

We have acted as counsel to Beeline Holdings, Inc., f/k/a Eastside Distilling, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as amended February 11, 2025 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) (File Number 333-284723) (the “Registration Statement”),that was declared effective by the SEC on February 12, 2025. The Registration Statement includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets.

The Company entered into an equity line of credit pursuant to an Amended and Restated Common Stock Purchase Agreement, dated as of March 9, 2025, by and among the Company, C/M Capital Master Fund L.P. (“CM”), as selling stockholder of the Company identified in the prospectus supplement a part of the Registration Statement (the “Selling Stockholder”) and the other parties thereto (the “Purchase Agreement”). The Registration Statement relates to the registration under the Securities Act of up to $2,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) to be sold to the Selling Stockholder under the ELOC, (in addition to $1,500,000 shares previously) that may be offered by the Selling Stockholder pursuant to the Purchase Agreement (the “ELOC Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); (iv) the Purchase Agreement; and (v) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

212-323-7499
harvey@hkesnerlaw.com	www.hkesnerlaw.com

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Based upon the foregoing and subject to the stated assumptions, exceptions and qualifications, as of the date hereof, we are of the opinion that the ELOC Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Nevada Revised Statutes. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the ELOC Shares will be issued in compliance with all applicable state securities or blue sky laws.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof. We disclaim any obligation to advise you of any subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

LAW OFFICE OF HARVEY KESNER, P.C.

/s/ LAW OFFICE OF HARVEY KESNER P.C.

212-323-7499
harvey@hkesnerlaw.com	www.hkesnerlaw.com

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